UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2021

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2021, Fred Knechtel, the Chief Financial Officer, Treasurer, and Secretary of the Company, left the employ of Interpace Biosciences, Inc. (the “Company”) and on February 1, 2021 Thomas J. Freeburg, age 53, who has served as the Company’s Chief Accounting Officer since October 2017, was appointed as the Company’s successor Chief Financial Officer, Treasurer, and Secretary.

Appointment of Mr. Freeburg as Chief Financial Officer

Prior to serving as the Company’s Chief Accounting Officer, Mr. Freeburg was a Managing Member of Cambridge Financial Consultants LLC from 2014 to September 2017. From 2009 to 2014, Mr. Freeburg served as the Director of SEC Reporting and Accounting Policies for Coach, Inc., which was the predecessor company to Tapestry, Inc. (NYSE: TPR). From 2006 to 2008, Mr. Freeburg served as the Director of External Reporting of Scholastic Corporation (NASDAQ: SCHL). From 2004 to 2006, Mr. Freeburg was the Manager of Financial Analysis for DRS Technologies, Inc., which is now known as Leonardo DRS following an acquisition by Finmeccanica S.p.A. From 2000 to 2003, Mr. Freeburg served as Vice President, Corporate Controller for Xanboo, Inc. and from 1995 to 2000 as an auditor with BDO USA, LLP.

As Chief Financial Officer, Mr. Freeburg will be paid an annual base salary of $225,000, payable in accordance with the Company’s payroll practices, to increase to $250,000 on August 1, 2021 subject to Mr. Freeburg’s continuous employment in good standing, with a target annual bonus opportunity of up to 40% of such base salary. In connection with his appointment, the Company and Mr. Freeburg expect to enter into an employment agreement. The details of the employment agreement have not been finally determined at this time. The Company will provide a description of such employment agreement in a future filing with the Securities and Exchange Commission following its execution.

Except as described herein, Mr. Freeburg has served in no other Company positions and there is no arrangement or understanding between Mr. Freeburg and any other person pursuant to which he was selected to serve as Chief Financial Officer, Treasurer, and Secretary. Mr. Freeburg has no family relationship with any director or executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Freeburg and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Entry into Knechtel Separation Agreement

In connection with Mr. Knechtel’s departure, on January 31, 2021, the Company entered into a Severance Agreement and General Release with Mr. Knechtel (the “Knechtel Separation Agreement”). The Knechtel Separation Agreement becomes irrevocable seven days after execution. Pursuant to the Knechtel Separation Agreement, the Company agrees to pay Mr. Knechtel severance equal to six months’ base salary, payable semi-monthly in accordance with the Company’s payroll practices, and an amount equal to the value of any unused paid time off days that Mr. Knechtel had forfeited without payment as of December 31, 2020, payable in a single sum. In addition, Mr. Knechtel remains eligible to continue participation in the Company’s health and welfare benefit plans for the six month period in which he receives severance. The Knechtel Separation Agreement includes mutual releases of claims, by Mr. Knechtel in favor of the Company and certain Released Parties (as defined therein) and by the Company in favor of Mr. Knechtel, and mutual non-disparagement obligations on Mr. Knechtel and on the Company. Mr. Knechtel remains subject to the Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and Rights to Intellectual Property Agreement, dated as of January 29, 2020, entered into with the Company.

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The foregoing description of the Knechtel Separation Agreement is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On February 4, 2021, the Company issued a press release announcing the executive transition discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and General Release, dated January 31, 2021, by and between the Company and Fred Knechtel

99.1	Press release, dated February 4, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President and Chief Executive Officer

Date: February 4, 2021

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